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                                                                    EXHIBIT 4.3

                         REGISTRATION RIGHTS AGREEMENT


    This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of July 1, 1997, by and among METROCALL, INC., a Delaware corporation (the "Company") and PAGE AMERICA GROUP, INC., a New York corporation ("Page
America" or the "Holder").

                                    RECITALS

    WHEREAS, the Company, Page America, its wholly owned subsidiaries, Page America of New York, Inc., Page America of Illinois, Inc., an Illinois corporation, Page America Communications of Indiana, Inc., an Indiana corporation, and Page America of Pennsylvania, a Pennsylvania corporation (collectively, the "Sellers"), have entered into that certain Amended and Restated Asset Purchase Agreement, dated January 30, 1997 and amended as of March 28, 1997 (the "Purchase Agreement"), pursuant to which, in pertinent part, the Company purchased and the Sellers sold all or substantially all of the Sellers' Assets ("the Asset Purchase and Sale");

    WHEREAS, pursuant to the terms of the Purchase Agreement, the Company paid part of the Purchase Price in shares of the Company's common stock, par value $.01 per share , ("Common Stock"); and

    WHEREAS, the Company registered such shares of Common Stock on Form S-4 before the Closing of the Asset Purchase and Sale; and

    WHEREAS, Page America may be deemed to be underwriters of the Common Stock pursuant to Rule 145(c) of the Securities Act and may thus be subject, inter alia, to the volume limitations on Page America's transfer of shares of Common Stock pursuant to Rule 144(e) promulgated under the Securities Act;

    WHEREAS, as a result of the foregoing and pursuant to the terms of the Purchase Agreement, the Company has agreed to register the shares of Common Stock received by Page America thereunder pursuant to the terms and conditions set forth herein.


                                   AGREEMENTS

    NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:





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                                       I.
                                  DEFINITIONS

    1.           "Commission" means the Securities and Exchange Commission.

    2. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    3. "Registrable Securities" means the shares of Common Stock received by the Page America from the Company pursuant to the Purchase Agreement. Any Registrable Security will cease to be a Registrable Security when (i) such Registrable Security has been transferred pursuant to an effective registration statement under the Securities Act covering such Registrable Security, (ii) such Registrable Security is no longer held of record by Page America or its successors or assigns, or (iii) the holder of such Registrable Security is then able to use Rule 144 promulgated under the Securities Act (or any successor provision) to transfer such Registrable Security without the volume limitations under Rule 144(e).

    4.           "Securities Act" means the Securities Act of 1933, as amended.

                                      II.
                             REGISTRATION STATEMENT

    As soon as practicable following the issuance and transfer of Common Stock by the Company to Page America pursuant to the terms of the Purchase Agreement (but in no event later than twenty (20) days thereafter), the Company shall file with the Commission on Form S-3 (or such other form as may be appropriate) (the "Registration Statement"), with respect to the sale of all of the Registrable Securities and any other securities of the Company that the Company elects to include therein; provided, however, that the Registrable Securities shall have priority in inclusion in the Registration Statement over such other securities. The Company shall use its best efforts to have the Registration Statement declared effective by the Commission under the Securities Act as soon as possible, and to keep the Registration Statement effective as long as there are Registrable Securities. The Company further agrees, if necessary, to supplement or make amendments to the Registration Statement if required by the registration form used by the Company for the Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations thereunder, and to comply with the requirements of the Securities Act and the rules and regulations promulgated by the Commission thereunder relating to the sale or other disposition of the securities covered by the Registration Statement. The Company may postpone for up to ninety (90) days the sale of any Registrable Securities pursuant to the Registration Statement if the Company reasonably believes that such sale will have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any financing, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other significant transaction; provided that the Company shall have the right to so postpone such filing or effectiveness only one (1) time during any period of twelve (12) consecutive months.





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                                      III.

                            REGISTRATION PROCEDURES

    Following the issuance of Common Stock by the Company to Page America pursuant to the terms of the Purchase Agreement, the Company will as expeditiously as possible:

                 (a) furnish to Page America, prior to the filing of the Registration Statement, if requested in writing, copies of the Registration Statement as proposed to be filed, and thereafter furnish to the Holder such number of copies of the Registration Statement, each amendment and supplement thereto (including any exhibits thereto requested by such party), the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as the Holder may reasonably request in writing in order to facilitate the disposition of the Registrable Securities owned by the Holder; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Holder is subject to the receipt by the Company of reasonable assurances from the Holder that the Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

                 (b) use its best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holder may reasonably request and do any and all other acts and things which may be reasonably necessary to enable the Holder to consummate the disposition in such jurisdictions of the Registrable Securities; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

                 (c) notify the Holder in writing (i) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, and (ii) of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Holder any such supplement or amendment;

                 (d) make available for inspection by the Holder and any attorney, accountant or other professional retained thereby (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such inspectors in connection with the Registration





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Statement.  Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) in the judgment of counsel to the Company the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Page America agrees that information obtained by such party as a result of such inspections shall be deemed confidential and shall not be used by such party as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. The Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential; and

                 (e) do any and all such other acts and things as may be reasonably necessary or advisable to enable holders of Registrable Securities to consummate the public sale or other disposition of their Registrable Securities in such jurisdictions as are covered by the Registration Statement.

    The Company may require the Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration.

    Page America agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 3(c) hereof, Page America will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement until receipt of the copies of the supplemented or amended prospectus contemplated by subsection 3(c) hereof, and, if so directed by the Company, the Holder will deliver to the Company all copies, other than permanent file copies then in their possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.


                                      IV.

                             REGISTRATION EXPENSES

    All fees and expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company, including, without limitation, the following fees and expenses: (a) all registration and filing fees; (b) the fees and expenses of the Company's compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (c) printing expenses; (d) the fees and disbursements of counsel for the Company, and the fees and expenses for independent certified public accountants, underwriters and other persons retained by the





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Company in connection with such registration; (e) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities;
(f) fees of transfer agents and registrars; (g) fees of the national Association of Securities Dealers, Inc.; and (h) messenger and delivery expenses. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company, and the expenses and fees for listing or authorizing for quotation the securities to be registered on each securities exchange on which any shares of Common Stock are then listed or quoted.

                                       V.
                         INDEMNIFICATION; CONTRIBUTION

                 (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon the Company's breach of any representation, warranty, covenant or agreement contained in this Agreement; provided, however, that the Company shall not be liable in any such case to the extent any of such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by the Holder expressly for use therein.

                 (b) INDEMNIFICATION BY THE HOLDER. The Holder agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Holder, but only with respect to information furnished in writing by the Holder or on its behalf expressly for use in the Registration Statement or prospectus relating to the Registrable Securities, any amendment or supplement thereto or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against the Holder, the Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to the Holder, by the preceding subsection hereof.

                 (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification under subsections (a) or (b) above (an





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"Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof; but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party;
it being understood, however, that the Indemnifying Party shall not, in connection with any one cause action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, (which firm shall be designated in writing by such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action or proceedings, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement of judgment.

                 (d) CONTRIBUTION. If the indemnification provided for in this Section 5 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgment referred to herein, then such Indemnifying Party, in lieu of Indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments in the following manner: as between the Company on the one hand and Page America on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Page America on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Page America on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the means of subsection 11(f) of the Securities Act) shall, be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.





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                 (e)      SURVIVAL.  The indemnity and contribution agreements
contained in this Section 5 shall remain operative and in full force and effect with respect to any sales of Registrable Securities made pursuant to the Registration Statement regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resale of the Registrable Securities.

                                      VI.
                                 MISCELLANEOUS

                 (a) AMENDMENTS AND WAIVERS. The provision of this agreement may not be amended, modified or supplements, and waivers or consents to departures from the provisions hereof may not be given other than as initially agreed upon in writing by the Company and Page America.

                 (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, regular mail, registered first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:


                          (i)     if to the Holder, initially to:

                                  Bariston Associates, Inc.
                                  One International Place
                                  Boston, Massachusetts
                                  Attn:  David A. Barry
                                  Fax No.:  617-330-8951

                                  with a copy to:

                                  Stroock & Stroock & Lavan
                                  180 Maiden Lane
                                  New York, New York 10038
                                  Attn:  Martin Neidell, Esq.
                                  Fax No.:  212-806-6006

                                  and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section.

                          (ii)    if to the Company:





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                                  Metrocall, Inc.
                                  6677 Richmond Highway
                                  Alexandria, Virginia 22306
                                  Attn:  Vincent D. Kelly,
                                  Chief Financial Officer and Treasurer
                                  Fax No.:  703-768-9625

                                  with a copy to:

                                  Wilmer, Cutler & Pickering
                                  2445 M Street, N.W.
                                  Washington, D.C.  20037
                                  Fax No.:  (202) 663-6363
                                  Attn:  Thomas W. White, Esq.

                 (c) SUCCESSORS AND ASSIGNS. The Holder may not assign any rights or benefits under this Agreement without prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may not assign any rights or benefits under this Agreement without prior written consent of the Holder, which consent shall not be unreasonably withheld. This Agreement shall inure to the benefit of and be binding upon the permitted successor and assigns of the Company and the Holder.

                 (d) COUNTERPARTS. This Agreement may be executed in a number of identical counterparts and it shall not be necessary for the Company and the Holder to execute each of such counterparts, but when each has executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

                 (e) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

                 (g) SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this





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Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

                 (h) ENTIRE AGREEMENT. This Agreement is intended by the Company and the Holder as final expression of their agreement and is intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company and the Holder with respect to such subject matter.

                 (i) THIRD PARTY BENEFICIARIES. Other than Indemnified Parties not a party hereto and the Holder, this Agreement is intended for the benefit of the Company and the Holder and their respective successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

                 (j) EFFECTIVENESS. This Agreement shall have no force or effect unless and until the Company issues Common Stock to the Holder pursuant to terms of the Purchase Agreement.



                  [Remainder of Page Left Intentionally Blank]





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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        THE COMPANY:

                                        METROCALL, INC.


                                        By: /s/ STEVEN D. JACOBY
                                           ----------------------------
                                        Name: STEVEN D. JACOBY
                                             --------------------------
                                        Title: Executive Vice President
                                              -------------------------

                                        PAGE AMERICA:

                                        PAGE AMERICA GROUP, INC.


                                        By: /s/ DAVID A. BARRY
                                           ----------------------------
                                        Name: DAVID A. BARRY
                                             --------------------------
                                        Title: Chairman
                                              -------------------------